[Letterhead of Arent Fox]                                  Exhibit 99.1

Diana Dimitriuc Quaia
September 25, 2015	Partner
202.857.6291 DIRECT
202.857.6395 FAX
diana.dimitriuc-quaia@arentfox.com
VIA ELECTRONIC FILING
John M. Gurley
Partner
202.857.6301 DIRECT
202.857.6395 FAX
john.gurley@arentfox.com

The Honorable Penny Pritzker	Case Number: A-570-943
Secretary of Commerce	C-570-944
Import Administration	Total Pages: 181
Central Records Unit, Room 1870	Application for Scope Ruling
U.S. Department of Commerce	Office of AD/CVD Operations
14th Street and Constitution Avenue, NW
Washington, DC 20230	PUBLIC VERSION

Proprietary information appears at pages 17 and at Exhibits 2 - 4, 7, 12 and 14

Re:	Certain Oil Country Tubular Good from the People's Republic of China: Request for a Scope Ruling on Certain Tubing for Perforating Gun Carriers
Dear Secretary Pritzker,

On behalf of our client, DynaEnergetics U.S. Inc. (“DynaEnergetics” or “the Company”) and pursuant to 19 C.F.R. § 351.225(c), we hereby submit this application for a scope ruling that certain custom-designed mechanical tubes ( as described below) imported by DynaEnergetics for use as perforating gun carriers are not within the scope of the antidumping and countervailing duty orders on Certain Oil Country Tubular Goods (“OCTG”) from China, case numbers A-570-943 and C-570-944.1

1 Certain Oil Country Tubular Goods from the People’s Republic of China, 75 Fed. Reg. 3203 (Dep’t Commerce Jan. 20, 2010) (amend. final determ. and order) (“CVD Order”); Certain Oil Country Tubular Goods from the People’s Republic of China, 75 Fed. Reg. 28551 (Dep’t Commerce May 21, 2010) (amend. final determ. and order) (“AD Order”) (the AD Order and the CVD Order are collectively referred to as the “Orders”) (Exhibit 1).

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

In accordance with 19 C.F.R. § 351.225(d), the U.S. Department of Commerce (“Department”) should issue a ruling confirming that DynaEnergetics’s mechanical tubing for perforating gun carriers is outside the scope within 45 days of the date of this application. As demonstrated below, this tubing is a custom-designed product, engineered for a specific end-use as a perforating gun carrier. It is non-subject merchandise based on the plain reading of the scope of the Orders, the relevant language in the petitions and prior determinations by the Department, as well as the product description provided in this application. This information should allow the Department to conclusively find that such products are not within the scope of the Orders and that further inquiry is not warranted.
In the alternative, pursuant to 19 C.F.R. § 351.225(k), DynaEnergetics requests that the Department determine that the mechanical tubing for perforating gun carriers is outside the scope of the Orders based on the Diversified Products criteria: (1) the product’s physical characteristics; (2) the expectations of the ultimate purchasers; (3) the ultimate use; (4) the channels of trade in which the product is sold; and (5) the manner in which the product is advertised and displayed.

I.	EXECUTIVE SUMMARY

The mechanical tubing for perforating carriers imported by DynaEnergetics is a high-end custom-made product designed for use in a perforating gun. The key reasons why this product is not covered by the Orders are summarized below.
Customized Tubing Incorporated in Gun Systems Designed to Perforate Oil Wells, Including the Well’s OCTG Casing. Tubing for high-end perforating gun carriers is no ordinary seamless tubing. It is a customized product made to exact specifications developed by the Company, which combine a very clean steel chemistry, tight dimensional tolerances and enhanced mechanical characteristics. The imported tubing is dedicated for a single end-use: to be incorporated by DynaEnergetics into a perforating gun used to detonate inside oil wells. This is a demanding application which requires a special type of steel in order to sustain the pressure of safely and effectively detonating a perforating gun inside an oil well while maintaining its structural integrity. Unlike OCTG which is used throughout the drilling and extraction process, perforating guns are used for a single critical operation, to perforate wells in preparation for production, and are expended upon use. Put simply, the imported tubing is not OCTG, but it is instead a component of a highly specialized perforating tool. (See pages 4-6 for a detailed discussion).
The Orders Cover OCTG Casing, Tubing and Coupling Stock. The Orders do not cover custom-designed seamless mechanical tubing, but only OCTG products, and more specifically OCTG casing, tubing and coupling stock. DynaEnergetics’ imports do not meet this description. The imported tubing is mechanical tubing with a dedicated end-use at importation. (See pages 9-12 for a detailed discussion).
U.S. Producers Do Not Recognize Perforating Carrier Tubing as OCTG. Industry definitions of OCTG do not include seamless tubing for perforating carriers. Rather, consistent with its custom-designed nature, U.S. producers describe and offer tubing for perforating gun carriers as part of their own mechanical tubing product lines. Mechanical tubing could have

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

easily been part of the scope if the Petitioners had so intended, since virtually all U.S producers of OCTG also produce mechanical tubing, line pipe and other pipe on the same equipment used to make OCTG.2 In the underlying investigations the U.S. and Chinese producers consistently reported their mechanical tubing as a separate product from OCTG.3 (See page 13 for a detailed discussion).
The Applicable Tariff Classification Is a Basket Category Known to Cover Mechanical Tubing That Is Not Subject Merchandise. At the outset of the AD/CVD investigations, Petitioners noted that tariff classification 7304.59.8020 (under which DynaEnergetics’ product is imported) includes mechanical tubing which is not subject merchandise.4 The tariff classification is not indicative that the imported mechanical tubing is OCTG or presumptively subject to these Orders. (See page 7 for a detailed discussion).
The Carrier Tubing and OCTG Have Different Characteristics. While the mechanical tubing imported by the Company and OCTG share some similarities in that they are both hollow profiles of circular cross section, of carbon or alloy steel, and are both used in the oil and gas industry (albeit in different aspects), that is the total extent of any similarities. The mechanical tubing imported by DynaEnergetics requires a different chemistry than the OCTG covered by the Orders. It is designed to meet high impact resistance and yield strength levels that are higher than the toughest OCTG grades. Unlike OCTG, this tubing is subject to precise dimensional tolerances and must be able to pass perforating gun survival tests. It is subject to different testing requirements than OCTG. The radically different intended use of these two products makes it clear that the Company’s carrier tubing and OCTG are fundamentally different products. They are not interchangeable. In other words, the differences in the two product categories are far more significant than any perceived similarities. (See pages 15-17 for a detailed discussion).
The Carrier Tubing Is Sold and Advertised to Different Customers and Channels of Trade than OCTG. More than 90% of OCTG is sold to distributors who, in turn, sell to rig operators and oil & gas exploration companies.5 OCTG is intended for use in oilwell drilling and extraction and it is sold as a stand-alone product. In contrast, the mechanical tubing imported by the Company is internally consumed to manufacture a highly specialized perforating tool. Its customers are not distributors of OCTG, but primarily wireline services companies. DynaEnergetics participates in trade fairs and advertises its products to this specialty market segment. (See pages 18-19 for a detailed discussion).

2 Certain Oil Country Tubular Goods from China, Inv. No. 701-TA-463 (Final), ITC Pub. No. 4124 (January 2010) at II-2 and III-8 (“ITC Final Determination”) (Exhibit 9).
3 Id. at III-8 (Exhibit 9).
4 See Letter from Petitioners to the U.S. Department of Commerce and the U.S. International Trade Commission regarding OCTG from the People's Republic of China: Response to the Department’s Questionnaire Regarding Volume I of the Petitions (April 22, 2009) at 3 (Exhibit 11).
5 ITC Final Determination at II-1 and Table II-1. (Exhibit 9).

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

II.	DESCRIPTION OF THE PRODUCT AND TARIFF CLASSIFICATION

A.Mechanical Tubing for Perforating Systems

DynaEnergetics is a U.S. producer of perforating systems, including perforating guns, which are tools used in connection with oil and gas drilling and production. The Company operates a state-of the-art perforating gun manufacturing center in Whitney, Texas. The perforating systems are manufactured in-house and undergo extensive design, testing and validation cycles. DynaEnergetics’ perforating gun systems are some of the most reliable and easy to use perforating systems in the field.
A perforating gun assembly is a single-use device “used to perforate existing oil and gas wells in preparation for production” using explosive charges.6 Perforating tools generally consist of a tube called the “carrier” which holds the charge holder, a tube charge holder, consisting of a tube with multiple perforations along its length at prescribed intervals and a detonator and other small assembly components. Perforating guns are lowered into the well and fired by the detonation of explosive charges which are contained inside the tube charge holder. The charges are fired through the perforating scallops in multiple directions, perforating the well’s OCTG casing and rock strata.7 It is through these perforations that oil and gas flows into the well bore and up to the surface. The expended perforating gun is removed, so as not to obstruct the oil and gas extraction, and disposed of.
The carrier tubing subject to this scope ruling request is used in several of the Company’s perforating gun systems, including the DynaStage™, Dyna Select™, and DynaSlot™ systems.8 The carrier tubing, which is the outer shell of the gun, is a seamless mechanical tube that is made to a custom specification developed by DynaEnergetics’ engineers, identified as TD-DE-003. A copy the TD-DE-003 specification is attached at Exhibit 3. In turn, this specification is based on ASTM A-519, titled “Seamless Carbon and Alloy Steel Mechanical Tubing,” but exceeds the requirements of that standard. A copy of the ASTM A-519 standard is attached at Exhibit 6. The sample commercial invoice and the mill test certificates provided at Exhibit 2 show that the product imported by DynaEnergetics is made to these specifications.
It is important to note that the American Petroleum Institute (“API”) which issues the API 5CT specification that is so widely used for OCTG does not have a specification for seamless tubes for perforating gun carriers.9 Indeed, there is no published standard that would meet the performance required by DynaEnergetics for tubes for perforating carriers, which is why it has developed its own specification TD-DE-003.

6 See www.glossary.oilfield.slb.com (definition of “Perforating gun”).
7 See e.g. DynaEnergetics’ product brochures (Exhibit 5).
8 See e.g. DynaEnergetics’ product brochures (Exhibit 5).
9 See Specification for Casing and Tubing - API SPECIFICATION 5CT, Ninth Edition, Copyright American
Petroleum Institute (Excerpts) (Exhibit 7).

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

At importation, the tubes are individually-stenciled with the following information: manufacturer, heat number, lot number, outer diameter, wall thickness and steel grade 30CrMo. This marking also clearly indicates that the tubing is not OCTG.10 Upon importation, the tubes undergo further processing at the Company’s facilities in Whitney, Texas before they are assembled with the other components of the perforating gun. Briefly, these processing steps are: cutting the tube to precise dimensions, threading, machining on a lathe and scalloping on a mill. See technical drawings attached at Exhibit 4. The carrier tubing is then assembled with the charge tube case holder and end plates, it is marked by engraving and subject to quality control checks.

B.	The Mechanical Tubing Has Enhanced Chemistry and Mechanical Characteristics

Perforating guns are one of the most critical applications in the oil and gas industry. All the efforts that go into well completion lead to the defining moment when the perforating guns punch holes through OCTG casing and rock to connect the oil or gas reservoir to the well. Success at this step depends on a reliable, high pressure perforating system that can perforate safely and effectively. Although the seamless carrier tubing imported by the Company may be tube-like in form, it is no ordinary tubing. Its defining characteristics are:

•
Enhanced Steel Chemistry: DynaEnergetics uses steel grade 30CrMo, which is a chrome-molybdenum alloy steel similar to steel grade 4130 under ASTM A-519. To achieve the performance needed, the Company requires ultraclean steelmaking; the steel needs to be free of impurities, namely a very low content of phosphor (less than 0.015%) and sulphide (less than 0.008%), as demonstrated by the tight chemical ranges in the TD-DE-003 specification. See Exhibit 3. This steel grade is not one of the recognized steel grades for OCTG under API 5 CT.

•
Size Range and Tolerances: the mechanical tubing is imported primarily in non-standard outer diameter and wall thickness combinations. It is subject to tight dimensional tolerances for outer diameter, wall thickness and straightness. See Exhibit 14. Each tube must undergo ultrasonic inspection.

•
Demanding Mechanical Properties: The steel for perforating guns must have high requirements regarding yield strength and charpy impact (toughness). See TD-DE-003 attached at Exhibit 3. The required mechanical properties exceed those for OCTG. See Exhibit 14 comparing ASTM A-519 and API 5-CT.

•
Gun Survival Test: an important requirement is the gun survival test. It is a most atypical requirement for tubes. To cover this special requirement with standard specifications is not possible, as the gun survival test is only relevant and is very specific to the Company’s ballistic products (including shaped charges, detonating cords and boosters), which are tested inside the perforating gun carrier tube.

10 As discussed below, OCTG is made to different grades and specifications.

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

A special heat treatment (temperature and holding time) assures, in combination with the chemical composition, the yield strength and charpy impact which are the most important parameters of the required steel quality. Attached at Exhibit 12 is a sample gun test report, including a photograph of the product after testing.

•
Special Qualification Testing: to the Company’s knowledge, no steel manufacturer certifies the gun survival test. Therefore, all steel used by the Company for this application, from all suppliers, has passed a special internal qualification process. The Company performs random checks of gun survival.

•
Special Design and Purpose: the tube is designed for a very demanding one-time task: to detonate inside a well and withstand the pressure at detonation while maintaining its structural integrity. Unlike OCTG or any other mechanical tubing, this product is expended when first used. Clearly, that is not the intended purpose and use of OCTG.

Because of its custom-designed chemistry and technical characteristics, it is a dedicated tube suitable for a single application: to be incorporated into a perforating gun assembly.
In contrast, OCTG pipe, which is made to the ASTM API 5-CT specification, is not suitable for use as a component in the Company’s high-pressure perforating guns because it would not meet the required chemistry nor the mechanical requirements. OCTG does not guarantee the high resistance to yield strength and the toughness required under the TD-DE-003 specification. OCTG does not meet the tight dimensional tolerances that are critical for manufacturing into a gun assembly.

C.	Tariff Classification

The Company’s mechanical tubing for perforating carriers is imported under HTSUS 7304.59.8020 which covers seamless alloy tubes that were not specifically described as OCTG under subheadings 7304, 7305 or 7306 of the HTSUS.11
As the investigation documents clearly demonstrate, this tariff classification (HTSUS 7304.59.8020) was included in the scope language for the purpose of possibly capturing imports of OCTG coupling stock. The Orders state that “The OCTG coupling stock covered by the order may also enter under the following HTSUS item numbers” and list several tariff categories including HTSUS 7304.59.8020. Therefore, the Department is aware that these tariff codes are listed as potentially including coupling stock, but not as tariff classifications which are exclusive to coupling stock.

11 See ITC Final Determination, Views of the Commission, at 5, fn. 15 (Exhibit 11).

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

In fact, HTSUS 7304.59.8020 is a basket category tariff classification which covers both OCTG coupling stock and mechanical tubing. From the outset of the investigations Petitioners noted this fact and cautioned that certain tariff classifications are broad and include mechanical tubing that is not OCTG subject to the investigations:
Coupling stock is imported either under the OCTG classifications or under the seamless mechanical tubing subheading of the HTSUS…The HTSUS subheadings for coupling stock, however, are a basket category and will include other types of mechanical tubing that are not coupling stock.12
It is the Department’s practice in AD/CVD orders to state that tariff classifications are provided for convenience and customs purposes only, but that the written description of the scope of an AD/CVD order is dispositive. This is certainly true in this case, as the Company’s mechanical tubing for perforating guns does not meet the description for OCTG coupling stock.

III.	LEGAL ANALYSIS

A.The Department’s Scope Regulations

In determining whether a particular product is included within the scope of an AD/CVD order, the Department begins with the scope language in the order itself. Under the Department’s regulations, scope orders are interpreted with the aid of the antidumping petition, investigation proceedings and the Department’s prior determinations, as set forth in 19 C.F.R. § 351.225(k)(1). If the Department determines that these descriptions are dispositive of the matter, the Department will issue a final scope ruling as to whether or not the subject merchandise is covered by the order pursuant to 19 C.F.R. § 351.225(d).
Conversely, where the descriptions of the merchandise are not dispositive, the Department will consider the five additional criteria set forth in 19 C.F.R. § 351.225(k)(2).13 These criteria are: (1) the physical characteristics of the merchandise; (2) the expectations of the ultimate purchasers; (3) the ultimate use of the product; (4) the channels of trade in which the product is sold; and (5) the manner in which the product is advertised and displayed.

B.The Department Cannot Interpret the Order to Expand the Scope Language

The Court of Appeals for the Federal Circuit (“Court of Appeals”) has explained that the language of the order determines the scope of an antidumping duty order. Tak Fat Trading Co. v. United States, 396 F.3d 1378, 1382 (Fed.Cir.2005) (citing Duferco Steel, Inc. v. United States, 296 F.3d 1087, 1097 (Fed.Cir.2002)).

12 See Letter from Petitioners to the U.S. Department of Commerce and the U.S. International Trade Commission regarding OCTG from the People's Republic of China: Response to the Department’s Questionnaire Regarding Volume I of the Petitions (April 22, 2009) at 3 (Exhibit 11).
13 The factors at paragraph (k)(2) are referred to as the “Diversified Products” factors. See Diversified Products Corp. v. United States, 575 F. Supp. 883, 889 (Ct. Int'l Trade 1983), modified, Kyowa Gas Chem. Indus. Co. v. United States, 582 F. Supp. 887 (Ct. Int'l Trade 1984).

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

When construing the scope of an order, the Court of Appeals has held that Commerce may interpret, but not enlarge, the scope of the order as determined in the original investigations.14 In reviewing the scope coverage, Department must begin with the scope language in the order itself, and if that language does not conclusively resolve the issue, it may then interpret that scope language considering the descriptions of the merchandise in the petition, the initial investigation, and the determinations of Commerce and the ITC. 19 C.F.R.§ 351.225(k)(l). The Court of Appeals has stressed, however, that these latter sources are not a substitute for identifying actual language in the scope of the orders that may be reasonably interpreted to cover the merchandise in question. Duferco Steel, 296 F.3d at 1097 ("a predicate for the interpretive process is language in the order that is subject to interpretation").
Here, none of the sources that the Department is required to analyze in order to make a scope determination (see 19 C.F.R. 351. 225(k)(1)) support a conclusion that DynaEnergetics’ customized mechanical tubing for perforating carriers is covered by the Orders.

IV.	MECHANICAL TUBING FOR PERFORATING CARRIERS IS NOT COVERED BY THE ORDERS
Mechanical tubing for perforating gun carriers does not appear in the scope language of the Orders. Nor does it appear in the petition, the record of the original investigations before the Department or the U.S. International Trade Commission (“ITC”). In fact, there is no definition of OCTG that includes such tubing. For example, the American Iron and Steel Institute explains that “Oil Country Tubular Goods is a collective term applied to the drill pipe, casing and tubing used in the drilling of a well and conveying the oil and gas products to the surface.” 15
As discussed below, Petitioners’ intended scope was focused on OCTG casing and tubing, with the subsequent addition by the Department of OCTG coupling stock. The absence of mechanical tubing from the scope definition is significant because Petitioners and most OCTG producers make both OCTG and mechanical tubing, and treat the two categories distinctly. Simply put, there is nothing in the record of the AD/CVD investigations to indicate that mechanical tubing for perforating carriers was intended to be covered by the Orders.
A.The Orders Cover Only OCTG
The plain language of the Orders speaks exclusively of OCTG products, not mechanical tubing for perforating carriers. The scope states in relevant part as follows:
Certain oil country tubular goods (“OCTG”), which are hollow steel products of circular cross-section, including oil well casing and tubing, of iron (other than cast iron) or steel (both carbon and alloy), whether seamless or welded, regardless of end finish (e.g., whether or not plain end, threaded, or threaded and coupled)

14 Id., 396 F.3d at 1382.
15 See Steel Products Manual - Carbon Steel Pipe, Structural Tubing, Line Pipe, Oil Country Tubular Goods (April 1982), published by the American Iron and Steel Institute (Exhibit 8).

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

whether or not conforming to American Petroleum Institute (“API”) or non-API specifications, whether finished (including limited service OCTG products) or unfinished (including green tubes and limited service OCTG products), whether or not thread protectors are attached. The scope of the investigation also covers OCTG coupling stock. Excluded from the scope of the investigation are: casing or tubing containing 10.5 percent or more by weight of chromium; drill pipe; unattached couplings; and unattached thread protectors.…
See, e.g. AD Order, 75 Fed. Reg. at 28551.16
This language makes clear that the Orders cover a defined category of products - OCTG - which are described to include casing and tubing with certain characteristics. Thus, the foremost prerequisite for pipe and tube to be covered by the scope is its identification as OCTG. All of the language that follows those first words modifies the operative word “OCTG.” It follows that one cannot reasonably read the language to mean “OCTG” or “hollow steel products of circular cross section” without impermissibly broadening the scope definition. The Orders’ scope is not written in the alternative. Rather, if a product is not OCTG, that is the end of the scope inquiry as the product cannot be covered by the Orders.
B.The Petition Did Not Define “OCTG” to Include Mechanical Tubing for         Perforating Carriers
The petition which was the basis for the AD/CVD investigations defined the scope of the requested investigations to include “only oil well casing and tubing.” Petitioners’ proposed scope read as follows:
certain OCTG, which are hollow steel products of circular cross-section, including only oil well casing and tubing, of iron (other than cast iron) or steel (both carbon and alloy), whether seamless or welded, regardless of end finish (e.g., whether or not plain end, threaded, or threaded and coupled) whether or not conforming to American Petroleum Institute (“API”) or non-API specifications, whether finished (including limited service OCTG products) or unfinished (including green tubes and limited service OCTG products), whether or not thread protectors are attached.17

16 CVD Order, 75 Fed. Reg. 3203 and AD Order, 75 Fed. Reg. 28551 (Exhibit 1).
17 See Letter from Petitioners to the U.S. Department of Commerce and the U.S. International Trade Commission regarding Petitions for the Imposition of Antidumping and Countervailing Duties: Oil Country Tubular Goods from the People's Republic of China , Volume I (April 8, 2009) at 5 (“Petitions”) (emphasis added) (Exhibit 10).

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

In response to a questionnaire from the Department, Petitioners confirmed their definition of OCTG as limited to casing and tubing, while adding coupling stock at the Department’s suggestion. For the second time, Petitioners defined the scope of their petition as:
The merchandise covered by this investigation consists of certain oil country tubular goods (“OCTG”), hollow steel products of circular cross-section, including only oil well casing and tubing, of iron (other than cast iron) or steel (both carbon and alloy), whether seamless or welded, whether or not threaded, or threaded and coupled, whether or not conforming to American Petroleum Institute (“API”) or non-API specifications, whether finished (including limited service OCTG products) or unfinished (including green tubes and limited service OCTG products), whether or not thread protectors are attached. This scope covers coupling stock.18
C.Neither the Proceedings Before the ITC nor Those Before the Department         Defined “OCTG” to Include Mechanical Tubing for Perforating Carriers
The Department accepted Petitioner’s proposed scope definition (“only oil well casing and tubing”) with one addition: OCTG coupling stock.19 This scope coverage is also reflected in the Department’s antidumping questionnaire, which required exporters to report product characteristics for the products they produce and sell to the U.S. Under “product type,” the Department’s questionnaire breaks-down subject merchandise in only three types: OCTG casing, tubing and coupling stock. There are no reporting requirements for any “other” product types or, specifically, for any mechanical tubing for perforating gun carriers.20
Similarly, in the underlying investigations before the ITC that resulted in the imposition of the Orders, the ITC defined the products subject to this investigation as follows: “OCTG are tubular steel products used in oil and gas wells and include casing, tubing, and coupling stock of carbon and alloy steel.”21

18 See Letter from Petitioners to the U.S. Department of Commerce and the U.S. International Trade Commission regarding Response to the Department’s Questionnaire Regarding Volume I of the Petitions for the Imposition of Antidumping and Countervailing Duties: Oil Country Tubular Goods from the People's Republic of China (April 22, 2009) at 7 (Exhibit 11).
19 See Oil Country Tubular Goods From the People's Republic of China, 74 Fed. Reg. 20671, 20672 (May 5, 2009) (initiation of AD investigation).
20 See excerpt from the Department’s AD questionnaire (Exhibit 13).
21 Certain Oil Country Tubular Goods from China, Inv. No. 701-TA-463 (Final), ITC Pub. No. 4124 (January 2010), Views of the Commission at 5. See id. at I-10 (“OCTG includes casing and tubing of carbon and alloy steel used in oil and gas wells.”) (Exhibit 9).

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

The ITC explained the scope definition:
However, the scope language included in Commerce’s notice of initiation for these investigations included an element not explicit in the petition’s proposed scope: in addition to casing and tubing, it also covered OCTG coupling stock, while excluding finished (unattached) coupling.22
Consistent with this understanding, the ITC described the characteristics of OCTG for purposes of the investigations by reference to the same sub-products: OCTG casing, tubing and coupling stock. In relevant part, the ITC described the subject products as follows:
Casing is a circular pipe that serves as the structural retainer for the walls of the well with an outside diameter (O.D.) ranging from 4.5 to 20 inches and a length typically ranging from 34 to 48 feet. Casing provides a firm foundation for the drill string by supporting the walls of the hole to prevent caving in both during drilling and after the well is completed …Casing also serves as a surface pipe designed to prevent contamination of the recoverable oil and gas by surface water, gas, sand, or limestone. Casing must be sufficiently strong to carry its own weight and to resist both external pressure and pressure within the well. Casing can be threaded at both ends and connected with other casing pieces with couplings or connectors.
Tubing is a smaller-diameter pipe (between 1.050 and 4.500 inches in OD) installed inside a larger-diameter casing that is used to conduct the oil or gas to the surface either through natural flow or through pumping. Substances (such as lubricant) are also pumped into the well through the tubing for well treatment. Tubing must be strong enough to support its own weight, that of the oil or gas, and that of any pumping equipment suspended on the string. Tubing, like casing, usually is produced in accordance with API specification 5CT.
Coupling stock is a seamless tubular product used to make a coupling blank which, in turn, is used to produce coupling.23
None of these descriptions are applicable to the Company’s imported tubing for perforating carriers. This tubing is not used as the structural retainer for the walls of the well nor is it used to conduct the oil and gas to the surface. The tube for perforating carriers is part of a highly engineered tool that perforates the casing in the well and is expended upon detonation.

22 ITC Final Determination at II-20 (empahsis added) (Exhibit 9).
23 ITC Final Determination at I-10 and I-11 (citations omitted) (emphasis added) (Exhibit 9).

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

It is not hydrostatically tested to be able to conduct oil or gas, nor is it made into couplings. Because couplings are made of the same steel grade and type as OCTG casing and tubing,24 the tubing imported by DynaEnergetics, having a different chemistry than OCTG, cannot be used to make couplings. Further, at no point in these proceedings did Petitioners indicate that such mechanical tubing made to ASTM A-519 is OCTG covered by the investigation. To the contrary, their mechanical tubing was reported to the ITC as a distinct product from OCTG.

D.	“OCTG” AND MECHNICAL TUBING WERE TREATED SEPARATELY IN THE UNDERLYING INVESTIGATIONS
In the underlying investigations at the ITC, the ITC found that the producers of OCTG also manufacture a variety of non-OCTG products such as standard, line, and pressure pipe, mechanical tubing, pressure tubing, and structural pipe and tubing, on the same equipment used to manufacture OCTG casing and tubing.25
The ITC remarked that “according to the questionnaire responses, approximately one-third of shared welded production in 2008 was other (non OCTG) welded products and about one-fourth of shared seamless production was other seamless.”26 U.S. producers and Chinese respondents were asked in the ITC investigations to report their production, capacity and sales broken down by product type. In every single instance, the producers reported mechanical tubing separately from OCTG, as shown in the excerpts from the ITC final determination, attached at Exhibit 9.27
In general, in the industry, the distinctions between OCTG, mechanical tubing and other pipes and tubes are well-known. As the ITC noted, “Most data on steel pipes and tubes distinguish OCTG and line pipe from other forms of pipe (including standard pipe and various forms of structural and mechanical pipe, pressure pipe, and piling).”28 In fact, U.S. producers and resellers of OCTG - such as Tenaris,29 Continental Alloys & Services,30 V&M Star,31 TMK IPSCO32 - advertise mechanical tubing produced to ASTM A-519, as well as tubes for perforating carriers, as separate products from their OCTG products.
Several of these producers offer mechanical tubing with similar functionality and specifications as the mechanical tubing imported by the Company. For example, Continental offers “Hollow Carriers” made to its own proprietary steel grade as a separate product from “OCTG & Line Pipe.”33 Tenaris offers ASTM A-519 tubing as part of its “Industrial and Mechanical” tubing. Tenaris also offers seamless tubes for perforating gun carriers in a product category for tools - “Oil & Gas Tools.”

24 ITC Final Determination, Views of the Commission at 6. (Exhibit 9)
25 ITC Final Determination at II-2 (Exhibit 9).
26 Id.
27 ITC Final Determination at Table III-4 (Exhibit 9).
28 ITC Final Determination at VII-8 (Exhibit 9).
29 http://www.tenaris.com/en/Products/IndustrialAndMechanical/MiningExploration.aspx
30 http://www.contalloy.com/products/hollow-carrier
31 http://www.vallourec.com/MECHANICALENGINEERING/EN/Pages/default.aspx
32 https://www.tmk-group.com/Seamless_industrial_pipe
33 http://www.contalloy.com/products/hollow-carrier

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

The Tenaris proprietary specification for seamless tubes for perforating gun carriers is “specifically based on customer needs” and thus customs-made. It is based on the ASTM A-519 standard for mechanical tubing, steel grade 4130, and not on specifications applicable to OCTG. Sample brochures featuring mechanical tubing made to ASTM A-519 and tubes for perforating carriers are provided at Exhibit 15.
In sum, U.S. producers treat OCTG and mechanical tubing for perforating carriers as distinct products. The former is a commodity API-based product, the latter is specially designed and engineered for a tailored end- used and is based on ASTM A-519. The tubes imported by DynaEnergetics are consistent with this industry practice, as they are made to the Company’s specification, based, in turn on ASTM A-519, steel grade 4130. These tubes are neither intended nor applicable for use as OCTG.
E.No Scope Rulings On Mechanical Tubing for Perforating Carriers
The Department has not issued a scope ruling on mechanical tubing for perforating carriers. At the request of Petitioners, the Department has interpreted the scope of the Orders to determine whether the scope includes green tubes from China that are heat treated and finished in a third country before being imported into the United States.34 The Department found that certain green tubes heat treated and finished in a third country are subject to the Orders when such tubes are finished to specific OCTG steel grades under the API 5-CT specification P-110, T-95 and Q-125.35 However, the tubes imported by DynaEnergetics are distinguishable as they are not made to any of these steel grades or to the API 5-CT standard; rather, the tubing subject to this scope request is made to the TD-DE-003 specification which is based on ASTM A-519 and steel grade 4130. Further, this scope ruling is currently subject to appeal. On July 9, 2015, the U.S. Court of International Trade remanded the Department’s final scope determination on green tubes and, thus, this scope ruling is of limited application at this time.

V.	THE SEAMLESS CARRIER TUBING IS OUTSIDE THE SCOPE OF ORDERS BASED ON THE DIVERSIFIED PRODUCTS CRITERIA
If the Department determines that it cannot resolve the Company’s request based on the scope language of the Orders and the prior proceedings before the Department and the ITC, the regulations direct it to consider the Diversified Products criteria,36 namely (1) the physical characteristics of the merchandise; (2) the expectations of the ultimate purchasers; (3) the ultimate use of the product; (4) the channels of trade in which the product is sold; and (5) the manner in which the product is advertised and displayed. Review of these criteria leads to the same conclusion that the mechanical tubing for perforating carriers is outside the scope of the Orders.

34 See Final Scope Ruling on Green Tubes Manufactured in the People’s Republic of China and Finished in Countries Other than the United States and China, Certain Oil Country Tubular Goods from the People’s Republic from China (Case Nos. A-570-943 and C-570-944) (Dep’t Commerce Feb. 7, 2014) (Exhibit 16).
35 Id. at 1.
36 See 19 C.F.R. § 351.225(k).

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

A.	The Mechanical Tubing for Perforating Carriers Has Different Physical Characteristics Than OCTG
As discussed in the previous sections, there are key differences in chemistry, mechanical properties, specifications, dimensional tolerances and testing requirements between the imported seamless tubing for perforating carriers and subject OCTG. These differences are discussed at Exhibit 14 and summarized below.
1.Chemical Composition
The DynaEnergetics carrier tubing is seamless tubing produced to the ASTM A-519 standard, which is a mechanical tubing specification, and to the TD-DE-003 internal specification. The imported mechanical tubing is made of chromium-manganese steel, an alloy steel which is based on steel grade 4130 of ASTM A-519, but with tighter requirements. See Specification TD-DE-003 at Exhibit 3 and mill test reports at Exhibit 2. This steel grade is used for high pressure and heavy duty applications that require high mechanical strength.
In contrast, subject OCTG is generally made to the API 5-CT specification.37 Excerpts from API 5-CT are provided at Exhibit 7. For OCTG casing and tubing, only specific grades are used in the industry. As the ITC explained, API 5-CT designates grades for both casing and tubing.38 These grades include a letter (e.g., H, J, K) which typically corresponds to a minimum tensile strength level (with “H” being the weakest and “Q” the strongest), followed by a number (e.g., 55, 80), which specifies the minimum yield strength.39 An OCTG grade may include several types. Each specific grade, in combination with a specific type (e.g., grade L80, type 9 Cr), is required to have certain properties.40
Steel grade 4130 is not one of the steel grades provided in API 5-CT. The Company’s tubing differs from the API 5-CT OCTG pipe in terms of chemical composition based on the purity of the steel and content of the alloying elements. See Exhibit 14 for a comparison of the chemical composition requirements.

2.Mechanical Properties
With respect to mechanical properties, the steel grades for OCTG are not suitable for use as tubing for perforating guns because they cannot guarantee the enhanced hardenability and toughness required for this application. Certain OCTG must be heat treated to achieve particular

37 The scope of the Orders includes OCTG “whether or not conforming to American Petroleum Institute (“API”) or non-API specifications.” However, as the ITC explained “casing, tubing and coupling stock are all usually produced in accordance with API Specification 5-CT.” See ITC Final Determination, Views of the Commission at 6 (Exhibit 9). As OCTG coupling stock is used to make finished OCTG couplings, it must match the chemistry and physical properties of the casing or tubing that is to be joined by coupling. Indeed, API specification 5-CT provides for coupling stock.
38 ITC Final Determination at II-14 (Exhibit 9).
39 Thus, grade J55 or K55 requires that the subject OCTG has minimum yield strength of 55,000 psi but differs in minimum tensile strength. See ITC Final Determination at II-14 (Exhibit 9).
40 For example grade L80, type 1 contains no chromium, can be seamless or welded, and the pipe has to be quenched and tempered. Grade L80, type 9 Cr must contain between 8 to 10 percent chromium by weight, is seamless, tempered and quenched. See ITC Final Determination at II-14 (Exhibit 9).

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

physical characteristics and grade,41 whereas all of the Company’s mechanical tubing is already heat treated.42 There are key differences in minimum yield strength, hardness and charpy impact between the Company’s steel and API 5-CT grades. On all of these characteristics, the Company’s specification has much higher requirements.43
A comparison of both chemical and mechanical properties between DynaEnergetics’ specification, ASTM A-519 and several steel grades for seamless OCTG and the mill test certificates provided with this application is provided at Exhibit 14.
3.Sizes and Tolerances
The seamless mechanical pipe imported by DynaEnergetics is different from OCTG also based on dimensions and allowed tolerances. In terms of sizes, there is limited overlap for tube size 4.5” in outer diameter between OCTG and the mechanical tubing imported by the Company. The imported mechanical pipe is made to a very limited range of sizes - outer diameter and wall thickness combinations - that are generally not standard sizes for OCTG as under API 5-CT. The dimensions of OCTG products are subject to the requirements of Tables C.1 (casing) and C.2 (tubing) of API 5-CT.43 As the American Iron and Steel Institute explains, OCTG goods, casing, tubing and drill pipe are described by outer diameter, weight per foot, grade, range and end finish.”45 Wall thickness is a factor, but it is not generally used to describe OCTG.46
However, for DynaEnergetics’ tubing, both outer diameter and wall thickness are important because the tubing is further fabricated into a finished product. Similarly, the dimensional tolerances of DynaEnergetics’ tubing are tighter than the dimensional tolerances for OCTG pipe.47 For example, the admissible tolerance for mechanical tubing for outer diameter (“O.D.”) is ± 0.5%, is lower than the tolerance under API 5-CT of +1.0, -0.5% for the same O.D. size.48 Therefore, OCTG would not meet the close dimensional tolerances prescribed by the TD-DE-003 specification. For wall thickness, the tolerance under TD-DE-003 is ± 8.0% and for API 5-CT it is ±12.5%.

4.Testing Requirements
The mechanical tubing imported by DynaEnergetics is not subject to hydrostatic pressure testing on the inside of the tube.49 However, under API 5-CT and as noted by the ITC, hydrostatic testing is required for OCTG casing and tubing.

41 ITC Final Determination at I-14 (Exhibit 9).
42 See Specification TD-DE-003 (Exhibit 3).
43 Compare TD-DE-003 (Exhibit 3) with API 5-CT (Exhibit 7). See also Exhibit 14.
44 See API 5-CT (Exhibit 7).
45 See Steel Products Manual - Carbon Steel Pipe, Structural Tubing, Line Pipe, Oil Country Tubular Goods (April 1982), published by the American Iron and Steel Institute at 33 (Exhibit 8).
46 Id. at 33.
47 Compare TD-DE-003 (Exhibit 3) with API 5-CT at para. 8.11 (Exhibit 7).
48 Compare TD-DE-003 (Exhibit 3) with API 5-CT at para. 8.11 (Exhibit 7).
49 See mill test reports at Exhibit 2.

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

OCTG tubing is used to conduct the oil or gas to the surface either through natural flow or through pumping.50 Therefore, to be used for these purposes, OCTG must be hydrostatically tested. As the mechanical tubing imported by DynaEnergetics is not intended to convey fluids, it is not hydrostatically tested and thus it is not applicable for use as OCTG.
Instead, a critical test for the mechanical tube imported by DynaEnergetics is the gun survival test. Tubing made to the Company’s TD-DE-003 specification must provide high impact resistance when the explosive charges are fired, but also maintain its integrity so that the perforating gun can then be removed from the oil well in one piece. The gun survival test is performed to check and confirm if the mechanical tubing will physically survive the sudden increase of pressure at the time of the detonation. It is not required under API 5-CT, nor any other standards. Attached at Exhibit 12 is a sample gun test report.
B.Ultimate Use
As described in more detail above, the Company designed the TD-DE-003 specification for the imported mechanical tubing to be used as a component of perforating guns. These are specialty devices that are used to prepare an oil well for production. The perforating gun is lowered into an oil well and it is detonated for the purpose of creating holes in the casing and surrounding strata. This is a single-use application, which results in the mechanical tube being expended when the gun is detonated. It is a very demanding, high pressure application and the steel was engineered to perform specifically in such conditions. Thus, the seamless mechanical tubing imported by the Company is dedicated for use solely as a carrier in perforating gun assemblies.
Further, the mechanical tube is not used on its own, but only as part of the perforating system. It is neither intended nor used to conduct oil, gas or liquids to or from the oilwell to the surface.
In contrast, OCTG casing and tubing are designed for use “in the drilling of oil and gas wells and in the conveying of oil and gas from within the well to ground level.”51 Casing is circular pipe that serves as the structural retainer for the walls of oil and gas wells.52 It is used to prevent the hole from caving in while drilling is taking place and after the well is completed.53 Tubing is a pipe that is smaller in diameter and installed inside larger-diameter casing to conduct the oil or gas from below ground to the surface.54 Finally, OCTG coupling stock is used to make finished OCTG couplings.
Unlike the Company’s mechanical tubing which is designed to be a component of a device, OCTG is sold and used as a stand-alone pipe. In short, there is no overlap between the intended uses of OCTG and the very specific use of the mechanical tubing imported by DynaEnergetics for its perforating carrier.

50 ITC Final Determination at II-10 (Exhibit 11).
51 ITC Final Determination at I-9, fn.16 (Exhibit 9).
52 See Petition at 6-7. (Exhibit 10).
53 Id.
54 Id. at 7.

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

C.The Expectations of the Ultimate Purchaser
The mechanical tubing imported by DynaEnergetics is used as a custom-designed input for a final product (i.e. a perforating gun). For such an application, the Company needs tubing with close dimensional tolerances in order to be further processed by operations such as precision cutting and machining. In contrast, OCTG subject to the Order are purchased for use in oilfield exploration and drilling. For these applications, users of OCTG do not need the close dimensional tolerances that are required for mechanical tubing applications. As a commodity product, OCTG typically meets the API 5-CT standard but it is neither engineered nor customized at the time of importation to the level to which DynaEnergetics’ mechanical tubing is customized.
A U.S. purchaser would use OCTG “as is” in down hole applications or to convey oil and gas, without need for further fabrication or assembly into another finished product. Therefore, a U.S. purchaser would have different expectations from tubing for perforating carriers as compared to OCTG covered by the Orders. Of note, U.S. producers that offer and sell seamless tubing for perforating carriers either offer this product under ASTM A-519 or to a proprietary specification.55
We also note that the final product into which is mechanical tubing is incorporated - the perforating system - is designed to be fully customizable by the end-users. DynaEnergetics’ perforating gun systems are some of the most reliable and easy to use perforating systems in the field.
D.Channels of Trade in Which the Product is Sold
DynaEnergetics does not sell the imported mechanical tubing. Rather, it consumes the tubing in order to produce a finished product (perforating guns) that is then sold to a specialized market segment: wireline services companies, coiled tubing companies and oilfield services companies. DynaEnergetics sells its perforating guns to wireline companies such as [ XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]. This is a different market segment than rig operators or oil and gas exploration and production companies which are the principal users of OCTG casing and tubing.
In the U.S., OCTG is primarily sold to distributors and ultimately to oil and gas exploration and production companies. In the underlying investigations, the ITC found that 99% of the OCTG produced in the U.S. is shipped to distributors.56 U.S. importers of OCTG from China also shipped more than 90% of OCTG sales to distributors.57 OCTG is a commodity product sold without further processing to distributors, who stock multiple OCTG products for resale to rig operators. This is significantly different than the channels of trade for mechanical tubing for perforating carriers which are sold to original equipment manufacturers (“OEMs”), such as DynaEnergetics.

55 See Exhibit 15.
56 See ITC Final Determination at II-1 and Table II-1. (Exhibit 9).
57 Id.

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

E.The Manner in Which the Product is Advertised and Displayed
DynaEnergetics sells and advertises the finished product - perforating guns - to wireline and oilfield services companies. The Company spends a significant amount of resources and effort to advertise its products at trade shows aimed at this market segment. The Company’s perforating products have been cited in publications for the perforating industry and at conferences58 and have featured in articles published by some of its customers.59 DynaEnergetics participates at trade shows such as the Offshore Technology Conference, the Global Petroleum Show, the SPE Annual Technology Conference & Exhibition and the Abu Dhabi International petroleum Exhibition & Conference (ADIPEC). Sample advertisements in printed media, as well as photographs from the Company’s booth at trade shows are provided at Exhibit 19.
In contrast, subject OCTG is a commodity product. As noted above, it is not typically advertised to OEM companies because it is used without further fabrication. It is sold primarily to distributors and is it not tailored to specific customer needs.

VI.	CONCLUSION
For the reasons stated above, and as provided in 19 C.F.R. § 351.225(d), the Department should issue a final scope ruling confirming that the Orders do not cover the mechanical tubing for perforating gun carriers imported by DynaEnergetics. In the alternative, the Department should issue a ruling pursuant to 19 C.F.R. § 351.225(k), based on the Diversified Products criteria, that the mechanical tubing imported by the Company is not within the scope of the Orders.
*    *    *
Because this response contains sensitive business proprietary information, certain sections are designated [by way of bracketing] as confidential. Pursuant to 19 C.F.R § 351.105(c), we request confidential treatment of this information. The nature of the information, and the basis for this request, are as follows:

•
Information regarding proprietary designs, specifications and drawings, sales documents and customer names, found at page 17 and at Exhibits 2-4, 7, 12 and 14. Protected under 19 C.F.R. § 351.105(c)(1), (4), (5), (6) and (11).

58 See Larry Albert (Allied-Horizontal Wireline Services), Hema Prapoo (Allied-Horizontal Wireline Services), and Joshua Dennis (Allied-Horizontal Wireline Services), “New Perforating Switch Technology Advances Safety and Reliability for Horizontal Completions,” Unconventional Resources Technology Conference URTeC: 2173272 (paper for presentation at the Unconventional Resources Technology Conference held in San Antonio, Texas, USA, 20-22 July 2015) (Exhibit 17).
59 Allied Horizontal Wireline Services, “A Safer, More Effective Way to Perforate Horizontally, DYNA Radio Frequency Safe Addressable perforating Switches” (2014) available at www.alliedhorizontal.com. (Exhibit 18).

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

We agree to the release of the designated proprietary information under an administrative protective order. Therefore, we will summarize such information in a Public Version of this submission to the extent possible. A copy of this request for a scope ruling has been served on each party listed on the Department’s Scope Inquiry Service List for these Orders, as indicated in the attached certificate of service.
Thank you for your attention to this matter. Please contact the undersigned should you have any questions regarding this submission.

                            Sincerely,

/s/ Diana Dimitriuc Quaia
Diana Dimitriuc Quaia
John M. Gurley

Counsel to DynaEnergetics U.S. Inc.

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

EXHIBIT LIST

1.	Certain Oil Country Tubular Goods from the People’s Republic of China - AD/CVD Orders

2.	Sample Sales Documents and Mill Test Report for a Shipment of Mechanical Tubing for Perforating Gun Carriers

3.	DynaEnergetics Specification TD-DE-003

4.	DynaEnergetics Drawings and Data Sheet for Perforating Carriers

5.	DynaEnergetics Product Brochures: DynaStage™, Dyna Select™ and DynaSlot™ Perforating Systems

6.	ASTM A-519 (excerpts)

7.	API 5-CT (excerpts)

8.	Steel Products Manual - Carbon Steel Pipe, Structural Tubing, Line Pipe, Oil Country Tubular Goods (April 1982), published by the American Iron and Steel Institute

9.	Certain Oil Country Tubular Goods from China, Inv. No. 701-TA-463 (Final), ITC Pub. No. 4124 (January 2010) (excerpts)

10.
Letter from Petitioners to the U.S. Department of Commerce and the U.S. International Trade Commission regarding Petitions for the Imposition of Antidumping and Countervailing Duties: Oil Country Tubular Goods from the People's Republic of China , Volume I (April 8, 2009) (excerpts)

11.
Letter from Petitioners to the U.S. Department of Commerce and the U.S. International Trade Commission regarding OCTG from the People's Republic of China: Response to the Department’s Questionnaire Regarding Volume I of the Petitions (April 22, 2009) (excerpts)

12.	Sample Gun Test Report

13.	The Department’s AD Questionnaire (excerpts)

14.	Comparison of Physical Characteristics Between ASTM A-519, TD-DE-003 and API 5-CT

15.	U.S. Producers and Resellers Brochures Offering ASTM A-519 Mechanical Tubing As a Separate Product from OCTG

16.	Green Tubes Scope Ruling (February 2014)

17.
“New Perforating Switch Technology Advances Safety and Reliability for Horizontal Completions,” Unconventional Resources Technology Conference URTeC: 2173272 (paper for presentation at the Unconventional Resources Technology Conference held in San Antonio, Texas, USA, 20-22 July 2015)

18.	“A Safer, More Effective Way to Perforate Horizontally; DYNA Radio Frequency Safe Addressable Perforating Switches” (2014)

19.	Advertising Materials

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

PUBLIC CERTIFICATE OF SERVICE
Certain Oil Country Tubular Good from the People's Republic of China
(A-570-943 & C-570-944)

In accordance with 19 C.F.R. § 351.303(c) and 19 C.F.R. § 351.305, I, Nataliya Slyepicheva, hereby certify that I caused a copy of the attached public version of this submission to be served on the parties listed below, by first class mail, this 25th day of September, 2015:

Alan H. Price, Esq. Wiley Rein LLP 1776 K Street, NW Washington, DC 20006	Francis J. Sailer, Esq.. Grunfeld, Desiderio, Lebowitz, Silverman & Klestadt LLP 1201 New York Avenue, NW, Suite 650 Washington, DC 20005
Jeffrey D. Gerrish, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, NW Washington, DC 20005	Kristen S. Smith, Esq. Sandler, Travis & Rosenberg, P.A. 1300 Pennsylvania Avenue, NW, Suite 400 Washington, DC 20004-3002
Roger B. Schagrin, Esq. Schagrin Associates 900 7th Street, NW, Suite 500 Washington, DC 20001	Daniel L. Porter, Esq. Curtis, Mallet-Prevost, Colt & Mosle LLP 1717 Pennsylvania Avenue, NW Washington, DC 20006-3817
Joan Cheng Gaopeng & Partners 28th/F, Silver Tower 8 North Dongnanhuan Road Beijing 100027 People's Republic of China	Ms. Tang Congrong Zhonglun W&D Law Firm 19/F Golden Tower 1 Xibahe Nanlu Beijing 100028 People's Republic of China
Philippe M. Bruno, Esq. Greenberg Traurig LLP 2101 L Street, NW Suite 1000 Washington, DC 20037	Ren Yongzhong DeHeng Law Offices 12/F, Tower B, Focus Place No. 19 Finance Street Beijing, 100140, People's Republic of China
H. Deen Kaplan, Esq. Hogan Lovells 555 13th Steet, NW Washington, DC 20004	Gregory S. Menegaz, Esq. deKieffer & Horgan 729 15th Street, NW, Suite 800 Washington, DC 20005
RONG Wenhui Dalipal Pipe Company ("Dalipal") Gongguong Road Canzhou City Hebei Province 061000 People's Republic of China	Zhang Ye Kang Da Law Firm Room 725 B Nanxincang International Tower No. 22/A Dongsishitiao, Dongcheng District Beijing 100007 People's Republic of China
Mark D. Davis, Esq. Davis & Leiman PC 1025 Connecticut Ave., NW Suite 1012 Washington, DC 20036	Edmund W. Sim, Esq. Appleton Luff Pte Ltd 1025 Connecticut Avenue, NW Suite 1000 Washington, DC 20036

The Hon. Penny Pritzker September 25, 2015

PUBLIC VERSION

Jeffrey S. Neeley, Esq. Barnes Richardson & Colburn 11 Dupont Circle NW Suite 500 Washington, DC 20036	Richard Ferrin, Esq. Drinker Biddle & Reath LLP 1500 K Street, NW Suite 1100 Washington, DC 20005-1209
Nathan Bush O'Melveny & Myers LLP 1625 Eye Street, NW Washington, DC 20006-4001	Donald B. Cameron, Esq Morris, Manning, & Martin, LLP 1401 I Street, NW Suite 600 Washington, DC 20005-2204
Paul Lee Anli Partners 9/F Tower 3 Beijing International Center No. 38, Dongsanhuan North Road Chaoyang District Beijing 100026 People's Republic of China	Gregory J. Spak, Esq. White & Case LLP 701 Thirteeenth Street, NW Washington, DC 20005-3807
Jeffrey Winton, Esq. Jeffrey M. Winton PLLC 1725 I Street NW Suite 300 Washington DC 20006	Liu Fang First Secretary Embassy of the People’s Republic of China 2133 Wisconsin Avenue, NW Washington, DC 20007
Michael P. House, Esq. Perkins Coie LLP 700 13th Street, NW Suite 600 Washington, DC 20005-3960	Claire Rickard Palmer Miller & Chevalier Chartered 655 Fifteenth Street, NW Suite 900 Washington, DC 20005-5701
Ni Made Ayu Marthini Republic of Indonesia 2020 Massachusetts Av., NW Washington, DC 20036

/s/ Nataliya Slyepicheva
Nataliya Slyepicheva, Paralegal